SECOND AMENDMENT TO THE SIGMA-ALDRICH CORPORATION
                              SHARE OPTION PLAN OF 1987
                              -------------------------

     THIS SECOND AMENDMENT TO THE SIGMA-ALDRICH CORPORATION SHARE OPTION PLAN OF 1987 is hereby approved by SIGMA-ALDRICH CORPORATION (the "Company") this 8th day of November, 1994.

     WHEREAS, the Company established its Share Option Plan of 1987 (the "Plan") to provide for the granting of options to purchase Common Stock of the Company to certain key employees of the Company and its subsidiaries; and

     WHEREAS, the Plan established by the Company and approved by the shareholders of the Company stated that, as specified in Paragraph 6 of the Plan, "No optionee who terminates an incentive option with the mutual agreement of the Company shall be granted an incentive option at a lower price under the Plan which is exercisable prior to the date on which the terminated option would have lapsed."

     WHEREAS, said limitation on the exercise of an option while a previous option is outstanding does not constitute a restriction required by law or regulation at the time of the adoption of the Plan.

     NOW, THEREFORE:

     1. Said restriction is hereby deleted and the following new Paragraph 6 is inserted in its place:

         6.     Exercise Period and Conditions
                ------------------------------

              Except as provided in Paragraph 8(b)(ii), no option granted under this Plan may be exercised prior to the expiration of twelve (12) months from the date it is granted. The Committee may specify a longer period of time during which an option may not be exercised (hereinafter referred to as the Non-exercise Period") at the time each option is granted. No option shall be exercisable in any amount after a date ten (10) years from the date it was granted.

              An incentive option is outstanding until such option is exercised in full or expires by reason of lapse of time.

              Subject to the specific provisions of this Paragraph 6 and of Paragraph 8 hereof with respect to exercise and termination of options granted under this Plan, each such option shall be exercisable in such manner (including installments), at such time or times and subject to such conditions or limitations as shall be fixed by the Committee, in its sole discretion at the time such option is granted.


     2. In all other respects, said Plan is amended hereby and is heretofore amended, ratified and affirmed.

     IN WITNESS WHEREOF, the Company has executed this Second Amendment to the Sigma-Aldrich Corporation Share Option Plan of 1987 as of the day and year first above written.

                                       SIGMA-ALDRICH CORPORATION


                                       BY:  \s\  Kirk A. Richter
                                           TITLE:  Controller